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                                                                   EXHIBIT 10(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 47 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No. 33-26305) of BlackRock Funds:

        *  Our report dated November 13, 1998 for the Money Market
           Portfolios.

        *  Our report dated November 13, 1998 for the Bond Portfolios.

        *  Our report dated November 13, 1998 for the Equity Portfolios.

We consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Miscellaneous -Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 5, 1999